Exhibit 10.20

ENVIRONMENTAL POWER CORPORATION

Stock Appreciation Right Agreement

for Non-Employee Directors

under the 2006 Equity Incentive Plan

This Stock Appreciation Right Agreement (the “Agreement”) is made this      day of             , 200    , by and between Environmental Power Corporation, a Delaware corporation (the “Company”) and                                         , a non-employee director of the Company (the “Participant”).

RECITALS

A. The Participant is a non-employee director of the Company.

B. The Company has adopted the 2006 Equity Incentive Plan, as amended to date (as so amended, the “Plan”), Section 7 of which provides for issuance of stock appreciation rights to participants in the Plan, which participants may include directors of the Company.

C. The Company’s Board of Directors has determined and resolved that each non-employee director of the Company as of the close of business on the date of the Company’s annual meeting of stockholders each year (the “Grant Date”) shall be entitled to the automatic grant of stock appreciation rights under the Plan, on the terms set forth herein.

D. The foregoing recitals are an integral part of this Agreement.

AGREEMENT

NOW THEREFORE, in accordance with the terms and conditions of the Plan and the mutual covenants herein contained, the parties hereto agree as follows:

1. Additional Definitions. As used herein:

“Award” shall mean the SARs represented by this Agreement.

“Common Stock” shall mean the Company’s common stock, $0.01 par value per share.

“Exercise Date” shall mean any date on which this Award is exercised, in whole or in part, in accordance with Section 3 of this Agreement.

“Fair Market Value” shall mean the fair market value of a share of Common Stock, determined as follows:

(i) If the Common Stock is listed on a national securities exchange, the Nasdaq Global Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the closing price per share of Common Stock thereon on (i) in the case of the Grant Date, the Grant Date, and (ii) in the case of the Exercise Date, the trading day immediately preceding the Exercise Date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (b), below).

(ii) If the Common Stock is not listed on a national securities exchange, the Nasdaq Global Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board or the Committee to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company).

“Final Exercise Date” shall mean the day immediately prior to the tenth anniversary of the Grant Date.

“Initial Value” shall mean              Dollars ($            ) per SAR, which is equal to the Fair Market Value of a share of Common Stock on the Grant Date.

“SAR” shall mean a stock appreciation right, which is a unit of value equal to the increase, if any, in the Fair Market Value of one (1) share of Common Stock over the Initial Value. SARs are not shares of Common Stock and do not represent the right to purchase shares of Common Stock.

“SAR Value” shall mean an amount equal to the excess, if any, of the Fair Market Value on the applicable Exercise Date over the Initial Value, multiplied by the number of SARs in respect of which this Award is being exercised.

2. Number of SARs. The number of SARs subject to this Award is fifteen thousand (15,000).

3. Vesting and Exercise of SARs.

(a) Except as otherwise provided in Section 3 of this agreement, this Award may be exercised by the Participant in full beginning on the date hereof.

(b) During the lifetime of the Participant, this Award shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant in whole or in part, other than by will or the laws of descent and distribution.

(c) The right of exercise shall be cumulative so that to the extent that this Award is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all SARs for which it is vested until the earlier of 5:00 p.m. Eastern time on the Final Exercise Date or the termination of this Award under Section 4 hereof or the Plan. Each election to exercise this Award shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and stating the number of SARs as to which this Award is exercised. Except as otherwise provided in subsection (e) below, the Participant shall not be required to make any payment in order to exercise this Award. The Participant may exercise this Award with respect to less than the number of SARs covered hereby or then vested, provided that no partial exercise of this Award may be made with respect to any fractional SARs or with respect to fewer than 10 whole SARs.

(d) As promptly as practicable following each Exercise Date, the Company shall pay to the Participant an amount equal to the applicable SAR Value. Payment of the SAR Value shall be made in (i) cash, (ii) shares of Common Stock having a Fair Market Value equal to the SAR Value on the Exercise Date or (iii) a combination of cash or such shares of Common Stock, in each case at the sole discretion of the Committee, provided that, in no event will the number of shares of Common Stock issued to the Participant in respect of any payment pursuant to an exercise of this Award exceed the number of shares of Common Stock then available for issuance under the Plan.

(e) Any payment, whether in cash or in shares of Common Stock, pursuant to any exercise of this Award, will be net of, any federal, state or local withholding taxes required by law to be withheld in respect of this award. If all or any portion of any payment is made in shares of Common Stock, the Company may elect to withhold from such payment shares of Common Stock having a Fair Market Value equal to such taxes required to be withheld, or may, as a condition to making any such payment, require the Participant to pay to the Company, or makes provision satisfactory to the Company for payment of, any such taxes.

4. Exercise of SARs after Termination of Directorship. This Award shall terminate and may no longer be exercised if the Participant ceases to serve as a director of the Company, except that:

(a) If the Participant’s directorship shall be terminated for any reason, voluntary or involuntary, other than for “Cause” (as defined below) or the Participant’s death or disability (as set forth in Section 4(c)), the Participant may at any time within a period of twelve (12) months after such termination exercise this Award to the extent this Award was exercisable by the Participant on the date of the termination of the Participant’s directorship.

(b) If the Participant’s directorship is terminated for Cause, this Award shall be terminated as of the date of the act giving rise to such termination. As used herein, “Cause” shall mean (i) the Participant’s breach of any contractual obligation to the Company under the terms of the Plan, this Agreement, or any other agreement between the Participant and the Company, or of any fiduciary duty to the Company, (ii) the Participant’s conviction of any crime involving moral turpitude or any felony, (iii) the Participant’s failure to carry out any reasonable directive of the Company, (iv) the Participant’s embezzlement of funds of the Company, (v) any conduct by the Participant which is detrimental to the Company, (vi) any failure by the Participant to comply with the policies or performance standards of the Company, or (vii) a demonstrated lack of commitment of the Participant to the Company.

(c) If the Participant shall die while this Award is still exercisable according to its terms, or if the Participant’s directorship is terminated because the Participant has become disabled (within the meaning of Code Section 22(e)(3)) while a director or performing consulting services for the Company and the Participant shall not have fully exercised this Award, this Award may be exercised at any time within 12 months after the Participant’s death or date of termination of directorship for disability by the Participant, personal representatives or administrators, or guardians of the Participant, as applicable, or by any person or persons to whom this Award is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares the Participant was entitled to purchase under this Award on the date of death, termination of directorship, if earlier, or date of termination for such disability.

(d) Notwithstanding the above, in no case may this Award be exercised to any extent by anyone after the Final Exercise Date.

5. Miscellaneous.

(a) Neither the Plan nor this Agreement shall (i) be deemed to give any individual a right to remain a director of the Company, (ii) restrict the right of the Company to fail to renominate or to remove a director, with or without cause, or (iii) be deemed to be a written contract for service as a director. The Participant shall have none of the rights of a shareholder with respect to shares subject to the SARs represented by this Award unless and until Company elects to issue shares of Common Stock to the Participant upon exercise of this Award.

(b) The exercise of all or any part of this Award shall only be effective at such time that such exercise will not violate any state or federal securities or other laws.

(c) This Award may not be transferred in whole or in part, except by will or the laws of descent and distribution to the extent provided in subsection 3(b), and during the Participant’s lifetime this Award shall be exercisable only by the Participant.

(d) If there shall be any change in the Common Stock subject to this Award through merger, consolidation, reorganization, recapitalization, dividend or other distribution, stock split or other similar corporate transaction or event of the Company, appropriate adjustments shall be made by the Company in the number of shares and the price per share of the shares subject to this Award in order to prevent dilution or enlargement of the rights granted hereunder; provided, however, that the number of shares subject to SARs represented by this Award shall always be a whole number.

(e) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of this Award and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from the Participant.

(f) Determinations by the Company’s Board of Directors, or any committee of its Board of Directors having authority to administer the Plan, shall be final and conclusive with respect to the interpretation of the Plan and this Agreement.

(g) The validity and construction of this Agreement shall be governed by the laws of the state of Delaware applicable to transactions taking place entirely within that state.

(h) This Award is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Award.

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IN WITNESS WHEREOF, the Company and the Participant have executed this agreement on the date set forth in the first paragraph.

ENVIRONMENTAL POWER CORPORATION

By:
Its:

PARTICIPANT: